CITICORP AND SUBSIDIARIES
     CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
     INCLUDING PREFERRED STOCK DIVIDENDS
     (In Millions)


                                                              YEAR ENDED DECEMBER 31,                            NINE MONTHS ENDED
                                                                                                                   SEPTEMBER 30
     EXCLUDING INTEREST ON DEPOSITS:        1995       1994         1993           1992           1991          1996         1995
                                        ---------  -----------   ----------   ------------   -----------   -----------   -----------

FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)              4,110      5,906        6,324          5,826         5,973         2,610          3,100
     INTEREST FACTOR IN RENT EXPENSE         140        143          147            162           171           112            108
     DIVIDENDS--PREFERRED STOCK              553        505 (A)      465            416           271 (A)       198            444
                                        --------   ----------   ----------   ------------   -----------      --------   ------------

        TOTAL FIXED CHARGES                4,803      6,554        6,936          6,404         6,415         2,920          3,652

INCOME:
     NET INCOME(LOSS)                      3,464      3,422 (B)    1,919 (C)        722          (914)(D)     2,801          2,559
     INCOME TAXES                          2,121      1,189          941            696           677         1,692          1,586
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                   4,250      6,049        6,471          5,988         6,144         2,722          3,208
                                        --------   ----------   ----------   ------------   -----------      --------   ------------

        TOTAL INCOME                       9,835     10,660        9,331          7,406         5,907         7,215          7,353
                                        ========   ==========   ==========   ============   ===========      ========   ============

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS         2.05         1.63         1.35           1.16          0.92(E)      2.47         2.01
                                        ========   ==========   ==========   ============   ===========      ========   ============

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                     13,012     14,902       16,121         16,327        17,089         9,220          9,713
     INTEREST FACTOR IN RENT EXPENSE         140        143          147            162           171           112            108
     DIVIDENDS--PREFERRED STOCK              553        505 (A)      465            416           271 (A)       198            444
                                        --------   ----------   ----------   ------------   -----------      --------   ------------
        TOTAL FIXED CHARGES               13,705    15,550       16,733         16,905        17,531         9,530         10,265

INCOME:
     NET INCOME(LOSS)                      3,464     3,422 (B)    1,919 (C)        722          (914)(D)     2,801          2,559
     INCOME TAXES                          2,121     1,189          941            696           677         1,692          1,586
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                  13,152    15,045       16,268         16,489        17,260         9,332          9,821
                                        --------   ----------   ----------   ------------   -----------      --------   ------------
        TOTAL INCOME                      18,737    19,656       19,128         17,907        17,023        13,825         13,966
                                        ========   ==========   ==========   ============   ===========      ========   ============

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS         1.37      1.26         1.14           1.06          0.97(E)         1.45         1.36
                                        ========   ==========   ==========   ============   ===========      ========   ============

(A) CALCULATED ON A BASIS OF AN ASSUMED TAX RATE OF 29% AND 34% FOR 1994 AND 1991, RESPECTIVELY.
(B) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1994 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS No. 112, "EMPLOYERS' ACCOUNTING FOR POSTEMPLOYMENT BENEFITS", OF $(56) MILLION.
(C) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1993 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 109, "ACCOUNTING FOR INCOME TAXES", OF $300 MILLION.
(D) NET LOSS FOR THE YEAR ENDED DECEMBER 31, 1991 EXCLUDES THE CUMULATIVE EFFECT OF ACCOUNTING CHANGE FOR VENTURE CAPITAL INVESTMENTS OF $457 MILLION.
(E) EARNINGS FOR THE YEAR ENDED DECEMBER 31, 1991 WERE INADEQUATE TO COVER FIXED CHARGES BY THE AMOUNT OF $508 MILLION.